AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment, dated as of December 4 , 1995, amends that certain Employment Agreement (the "Employment Agreement") dated as of April 27, 1995, by and between Spectrum Information
Technologies, Inc. ("Employer") and Barry Hintze ("Employee").

      Employee agrees that during the term of his employment for Employer, Employee shall devote his full business time and energy, attention, skills and ability to the performance of the Employment on an exclusive basis, shall faithfully and diligently endeavor to promote the business and best interest of the Employer and shall make available to the Employer all knowledge possessed by him relating to any aspect of his duties and responsibilities hereunder.

      Employer retains the right to discharge Employee for any reason or without reason. Employer agrees, however, that if it discharges Employee for any reason other than just cause, Employee shall be entitled to a severance benefit equal to six
(6) month's base salary and participation in Employer's Executive Medical Plan for six (6) months; provided, however, that such participation in the Employer's Executive Medical Plan shall not be deemed a waiver of Emplyee's right to continue to receive benefits under any group health care insurance plan, at Employee's expense, to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985. For the purposes of this Amendment, "just cause" shall be defined as dishonesty, willful misconduct, gross negligence or intentional failure by Employee to discharge fully and faithfully and to the best of his ability the duty imposed on him.

      The parties hereto acknowledge that the Employer shall file at the earliest time practicable an application in the United States Bankruptcy Court for the Eastern District of New York, where Employer's bankrupcty case is pending, to approve the assumption of the within Amendment. The Employer believes that assumption of the within Amendment is in its best interest, and in the best interests of its bankruptcy estate and creditors. Employer and Employee acknowledge that unless and until the within Amendment is approved by the Bankruptcy Court, the terms and provisions thereof are not effective.

      All other terms and provisions contained in the Employment
Agreement shall remain in effect.

                               Spectrum Information Technologies, Inc.




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                               By:  Donald J. Amoruso
                               Its: Chairman and Chief Executive Officer



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                               Barry J. Hintze